NEWS RELEASE	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com
CONTACT: Kim Duncan Vice President, Investor Relations ir@cooperco.com

THE COOPER COMPANIES ANNOUNCES SECOND QUARTER 2018 RESULTS

PLEASANTON, Calif., June 7, 2018 — The Cooper Companies, Inc. (NYSE: COO) today announced financial results for the fiscal second quarter ended April 30, 2018.

•	Revenue increased 21% year-over-year to $631.3 million. CooperVision (CVI) revenue up 14% to $467.5 million, and CooperSurgical (CSI) revenue up 44% to $163.8 million.

•	GAAP diluted earnings per share $1.23, down 89 cents or 42% from last year's second quarter.

•	Non-GAAP diluted earnings per share $2.86, up 36 cents or 15% from last year’s second quarter. See “Reconciliation of GAAP Results to Non-GAAP Results” below.

Commenting on the results, Albert White, Cooper’s president and chief executive officer said, "This was a strong quarter with improving profitability and strong cash flow. CVI posted solid revenue growth driven by success with its daily silicone hydrogel lenses and, CSI posted a solid quarter driven by double digit growth in PARAGARD® and fertility solutions. As we move into the second half of the year, we are well positioned to continue posting strong results.”

Second Quarter Operating Results

•	Revenue $631.3 million up 21% from last year’s second quarter, up 5% pro forma (defined as constant currency and including acquisitions in both periods).

•
Gross margin 64% compared with 66% in last year’s second quarter. Gross margin was negatively impacted primarily by the previously disclosed acquisition-related inventory step-up associated with PARAGARD. On a non-GAAP basis, gross margin was 68% compared with 66% last year.

•
Operating margin 12% compared with 22% in last year’s second quarter. The decrease was primarily the result of the PARAGARD inventory step-up and an asset impairment charge within CooperSurgical associated with exiting carrier screening. On a non-GAAP basis, operating margin was 29% compared with 27%.

•	Interest expense increased to $18.7 million compared with $7.7 million in last year's second quarter primarily due to higher debt and interest rates.

•	Total debt increased $81.2 million from January 31, 2018, to $2,483.7 million primarily due to the acquisition of LifeGlobal and higher cash balances.

•	Cash provided by operations $170.8 million offset by capital expenditures $46.5 million resulted in free cash flow of $124.3 million, up 21% year-over-year.

Second Quarter CooperVision (CVI) Operating Results

•	Revenue $467.5 million, up 14% from last year’s second quarter, up 6% in pro forma.

•	Revenue by category:

				Pro forma
	(In millions)	% of CVI Revenue	%chg	%chg
	2Q18	2Q18	y/y	y/y
Toric	$150.8	32%	14%	8%
Multifocal	49.1	10%	15%	7%
Single-use sphere	124.4	27%	19%	12%
Non single-use sphere, other	143.2	31%	10%	—%
Total	$467.5	100%	14%	6%
•Revenue by geography:

				Pro forma
	(In millions)	% of CVI Revenue	%chg	%chg
	2Q18	2Q18	y/y	y/y
Americas	$183.6	39%	7%	6%
EMEA	183.3	39%	20%	4%
Asia Pacific	100.6	22%	20%	11%
Total	$467.5	100%	14%	6%

•
Gross margin 67% compared with 67% in last year’s second quarter. Gross margin was favorably impacted by product mix and currency, offset by product transition costs associated with Avaira. On a non-GAAP basis, gross margin was 68%, compared with 67% last year. 22%

Second Quarter CooperSurgical (CSI) Operating Results

•	Revenue $163.8 million, up 44% from last year’s second quarter, up 3% pro forma.

•	Revenue by category:

				Pro forma
	(In millions)	% of CSI Revenue	%chg	%chg
	2Q18	2Q18	y/y	y/y
Office and surgical products	$97.9	60%	86%	6%
Fertility	65.9	40%	8%	(1)%
Total	$163.8	100%	44%	3%

•
Gross margin 57% compared with 61% in last year’s second quarter. Gross margin was negatively impacted primarily by the acquisition related inventory step-up associated with PARAGARD. On a non-GAAP basis, gross margin was 71% vs. 62% last year, driven by the addition of PARAGARD.11

Fiscal Year 2018 Guidance
The Company updated its fiscal year 2018 guidance. Details are summarized as follows:

•	Fiscal 2018 total revenue $2,515 - $2,550 million

-	CVI revenue $1,870 - $1,890 million

-	CSI revenue $645 - $660 million

•	Fiscal 2018 non-GAAP diluted earnings per share of $11.70 - $11.90
Non-GAAP diluted earnings per share guidance excludes impact of U.S. tax reform, amortization and impairment of intangible assets and other costs including integration expenses which we may incur as part of our continuing operations.
With respect to the Company’s guidance expectations, the Company has not reconciled non-GAAP diluted earnings per share guidance to GAAP diluted earnings per share due to the inherent difficulty in forecasting acquisition-related, integration and restructuring charges and expenses, which are reconciling items between the non-GAAP and GAAP measure. Due to the unknown effect, timing and potential significance of such charges and expenses that impact GAAP diluted earnings per share, the Company is not able to provide such guidance.

Reconciliation of GAAP Results to Non-GAAP Results
To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial measures may include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:

•
We exclude the effect of amortization and impairment of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions. Impairment of intangible assets is a non-recurring cost.

•
We exclude the effect of acquisition and integration expenses and the effect of restructuring expenses from our non-GAAP financial results. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition and integration expenses include items such as personnel costs for transitional employees, other acquired employee related costs and integration related professional services. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.

•
We exclude other exceptional or unusual charges or expenses.  These can be variable and difficult to predict, such as certain litigation expenses and product transition costs, and are not what we consider as typical of our continuing operations. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

•
We report revenue growth using the non-GAAP financial measure of pro forma which includes constant currency revenue and revenue from acquisitions in both periods. Management also presents and refers to constant currency information so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year. To report pro forma revenue growth, we include revenue for the comparison period when we did not own recently acquired companies.

•
We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash flows that are available for repayment of debt, repurchases of our common stock or to fund our strategic initiatives. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Three Months Ended April 30,
	2018			2018	2017			2017
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$226.8	$(26.8)	A	$200.0	$178.5	$(0.7)	A	$177.8
Operating expense excluding amortization and impairment	$268.7	$(17.6)	B	$251.1	$210.1	$(5.4)	B	$204.7
Amortization of intangibles	$36.7	$(36.7)	C	$—	$16.7	$(16.7)	C	$—
Impairment of intangibles	$24.4	$(24.4)	D	$—	$—	$—		$—
(Benefit) provision for income taxes	$(6.9)	$24.4	E	$17.5	$4.6	$4.1	E	$8.7
Diluted earnings per share attributable to Cooper stockholders	$1.23	$1.63		$2.86	$2.12	$0.38		$2.50
Weighted average diluted shares used	49.6			49.6	49.5			49.5

A
Fiscal 2018 GAAP cost of sales includes $26.8 million of costs primarily related to PARAGARD inventory step-up release, manufacturing start-up, product transition costs and other integration costs, resulting in fiscal 2018 GAAP gross margin of 64% as compared to fiscal 2018 non-GAAP gross margins of 68%. Our fiscal 2017 GAAP cost of sales includes $0.7 million of integration costs in CooperSurgical resulting in fiscal 2017 GAAP gross margin of 66%, the same as non-GAAP gross margin of 66%.

B
Fiscal 2018 GAAP operating expense comprised of $17.6 million primarily related to acquisition and integration activities in CooperSurgical and CooperVision and compensation costs relating to executives' retirements. Our fiscal 2017 GAAP operating expense includes $5.4 million in charges primarily related to acquisition and integration activities in CooperSurgical.

C
Amortization expense was $36.7 million and $16.7 million for the fiscal 2018 and 2017 periods, respectively. Items A, B and C resulted in fiscal 2018 GAAP operating margin of 12% as compared to fiscal 2018 non-GAAP operating margin of 29%, and fiscal 2017 GAAP operating margin of 22% as compared to fiscal 2017 non-GAAP operating margin of 27%.

D	Relates to an impairment charge of intangible assets associated with carrier screening acquired from Recombine in CooperSurgical.
E	Represents the increases in the provision for income taxes that arise from the impact of the above adjustments.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Six Months Ended April 30,
	2018			2018	2017			2017
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$445.9	$(54.4)	A	$391.5	$365.3	$(2.1)	A	$363.2
Operating expense excluding amortization and impairment	$513.5	$(26.6)	B	$486.9	$415.0	$(10.4)	B	$404.6
Amortization of intangibles	$72.7	$(72.7)	C	$—	$33.4	$(33.4)	C	$—
Impairment of intangibles	$24.4	$(24.4)	D	$—	$—	$—		$—
Interest Expense	$37.1	$(1.7)	E	$35.4	$15.0	$—		$15.0
Other (income) expense, net	$(1.1)	$—		$(1.1)	$3.2	$(0.2)	F	$3.0
Provision for income taxes	$190.4	$(162.0)	G	$28.4	$8.9	$7.9	G	$16.8
Diluted (loss) earnings per share attributable to Cooper stockholders	$(1.26)	$6.91		$5.65	$3.65	$0.78		$4.43
Weighted average diluted shares used	49.0			49.6	49.5			49.5

A
Fiscal 2018 GAAP cost of sales includes $9.9 million of costs in CooperVision primarily related to product transition write off costs, incremental costs associated with the impact of Hurricane Maria and other manufacturing integration costs; $44.5 million in CooperSurgical primarily related to PARAGARD inventory step-up release, manufacturing start-up and other integration costs, resulting in fiscal 2018 GAAP gross margin of 63%, as compared to fiscal 2018 non-GAAP gross margin of 68%. Our fiscal 2017 GAAP cost of sales includes $0.6 million of facility start-up costs in CooperVision; and $1.5 million of integration costs in CooperSurgical resulting in fiscal 2017 GAAP gross margin of 64%, the same as non-GAAP gross margin of 64%.

B
Fiscal 2018 GAAP operating expense comprised of $26.6 million in charges primarily related to acquisition and integration activities in CooperSurgical and CooperVision and compensation costs related to executives' retirements. Our fiscal 2017 GAAP operating expense includes $10.4 million in charges primarily related to acquisition and integration activities in CooperSurgical.

C
Amortization expense was $72.7 million and $33.4 million for the fiscal 2018 and 2017 periods, respectively. Items A, B and C resulted in fiscal 2018 GAAP operating margin of 13% as compared to fiscal 2018 non-GAAP operating margin of 28%, and fiscal 2017 GAAP operating margin of 20% as compared to fiscal 2017 non-GAAP operating margin of 25%.

D	Relates to an impairment charge of intangible assets associated with carrier screening acquired from Recombine in CooperSurgical.
E	Fiscal 2018 interest expense includes $1.7 million of bridge loan termination fees related to CooperSurgical's PARAGARD acquisition.
F	These amounts represent costs related to debt extinguishment and foreign exchange loss on forward contracts related to acquisitions.
G	Includes a one-time U.S. tax reform impact of $202.0 million in fiscal 2018 and the increases in the provision for income taxes that arise from the impact of the above adjustments.

Conference Call and Webcast
The Company will host a conference call today at 5:00 PM ET to discuss its fiscal second quarter 2018 financial results and current corporate developments. The live dial-in number for the call is 855-643-4430 (U.S.) / 707-294-1332 (International). The participant passcode for the call is “Cooper”. A simultaneous webcast of the call will be available through the "Investor Relations" section of The Cooper Companies’ website at http://investor.coopercos.com and a transcript of the call will be archived on this site for a minimum of 12 months. A recording of the call will be available beginning at 8:00 PM ET on June 7, 2018 through June 15, 2018. To hear this recording, dial 855-859-2056 (U.S.) / 404-537-3406 (International) and enter code 266737.

About The Cooper Companies
The Cooper Companies, Inc. ("Cooper") is a global medical device company publicly traded on the NYSE (NYSE:COO). Cooper is dedicated to being A Quality of Life Company™ with a focus on delivering shareholder value. Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of families with its diversified portfolio of products and services focusing on women’s health, fertility and diagnostics. Headquartered in Pleasanton, CA, Cooper has more than 11,000 employees with products sold in over 100 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements
This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995.  Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including our 2018 Guidance and all statements regarding acquisitions including the acquired companies’ financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integrating entities or operations, as well as estimates of our and the acquired entities’ future expenses, sales and diluted earnings per share are forward looking. In addition, all statements regarding anticipated growth in our revenue, anticipated effects of any product recalls, anticipated market conditions, planned product launches and expected results of operations and integration of any acquisition are forward-looking.  To identify these statements look for words like "believes," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases.  Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.
Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items, including but not limited to, the United Kingdom’s election to withdraw from the European Union; changes in tax laws or their interpretation and changes in statutory tax rates, including but not limited to, United States and other countries with proposed changes to tax laws, some of which may affect our taxation of earnings recognized in foreign jurisdictions and/or negatively impact our effective tax rate; our existing indebtedness and associated interest expense, most of which is variable and impacted by rate increases, which could adversely affect our financial health or limit our ability to borrow additional funds; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our revenues and earnings; acquisition-related adverse effects including the failure to successfully obtain the anticipated revenues, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development, distribution facilities or raw material supply chain due to integration of acquisitions, natural disasters, system upgrades or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry including the contact lens industry specifically and the medical device or pharmaceutical industries generally; compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of third party information, such as HIPAA in the U.S. and the pending General Data Protection Regulation requirements which are to take effect in Europe on May 25, 2018, including but not limited to those resulting from data security breaches; legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers and costs and expenses related to product recalls and warning letters; failure to receive, or delays in receiving, U.S. or foreign regulatory approvals for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; changes in accounting principles or estimates; environmental risks; and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017, as such Risk Factors may be updated in quarterly filings.
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	April 30, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$164.9	$88.8
Trade receivables, net	432.6	316.6
Inventories	504.8	454.1
Other current assets	170.1	93.7
Total current assets	1,272.4	953.2
Property, plant and equipment, net	966.5	910.1
Goodwill	2,461.1	2,354.8
Other intangibles, net	1,602.0	504.7
Deferred tax assets	36.7	60.3
Other assets	75.7	75.6
	$6,414.4	$4,858.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$41.3	$23.4
Other current liabilities	419.1	372.7
Total current liabilities	460.4	396.1
Long-term debt	2,442.4	1,149.3
Deferred tax liabilities	38.0	38.8
Long-term tax payable	176.4	—
Accrued pension liability and other	109.2	98.7
Total liabilities	3,226.4	1,682.9
Stockholders’ equity	3,188.0	3,175.8
	$6,414.4	$4,858.7

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2018	2017	2018	2017
Net sales	$631.3	$522.4	$1,221.3	$1,021.5
Cost of sales	226.8	178.5	445.9	365.3
Gross profit	404.5	343.9	775.4	656.2
Selling, general and administrative expense	247.9	193.3	473.8	381.9
Research and development expense	20.8	16.8	39.7	33.1
Amortization of intangibles	36.7	16.7	72.7	33.4
Impairment of intangibles	24.4	—	24.4	—
Operating income	74.7	117.1	164.8	207.8
Interest expense	18.7	7.7	37.1	15.0
Other expense (income), net	2.0	(0.1)	(1.1)	3.2
Income before income taxes	54.0	109.5	128.8	189.6
(Benefit) Provision for income taxes	(6.9)	4.6	190.4	8.9
Net income (loss) attributable to Cooper stockholders	$60.9	$104.9	$(61.6)	$180.7

Diluted earnings (loss) per share attributable to Cooper stockholders	$1.23	$2.12	$(1.26)	$3.65

Number of shares used to compute diluted earnings (loss) per share attributable to Cooper stockholders	49.6	49.5	49.0	49.5

COO-E

Source: The Cooper Companies, Inc.